Exhibit 99.1

REVEL IN ACTIVE DISCUSSIONS WITH LENDERS TO FUND ADDITIONAL

CAPITAL RESOURCES

New Capital to Enhance Operational Liquidity and Funding for New Gaming Amenities

The Company Also Reports Third Quarter 2012 Operating Results

ATLANTIC CITY, N.J. – (BUSINESS WIRE) (November 21, 2012) – Revel AC, Inc. (“Revel” or the “Company”) announced today that it is in active discussions with a majority of its lending group to provide additional capital for liquidity and to fund certain gaming projects at its resort in Atlantic City. While the exact amount and structure of the capital infusion continues to be negotiated, the Company expects to close on such additional funding within approximately 45 days.

Commenting on the announcement, Kevin DeSanctis, Chairman and CEO said, “We appreciate the continued support of our investors. The additional capital will provide us with the liquidity necessary to allow the market to recover from Hurricane Sandy, and execute our strategic build-out of exciting new gaming, food and beverage, and entertainment amenities. These new offerings will allow us to enhance our product, improve our customer experience, and create value for our stakeholders.”

In addition, the Company released financial results for the quarterly period ended September 30, 2012. For the third quarter of 2012, the Company reported total net revenue of $61.8 million, up 12.2% sequentially versus the $55.1 million reported for the second quarter of 2012. Adjusted EBITDA (as defined in the Credit Agreement) for the third quarter of 2012 was negative $12.2 million as compared to Adjusted EBITDA of negative $22.9 million for the second quarter of 2012. The Adjusted EBITDA comparison reflects the pro forma impact of non-recurring expenses related to the opening of Revel in addition to the incremental real estate tax assessment reflected in the third quarter results.

“With six months of operations behind us, and the addition of new leadership in our hotel operations, we are encouraged by the progress we are beginning to see, particularly in the group and leisure segments,” said Mr. DeSanctis. “In addition, with the recently announced changes to our casino marketing leadership, our programming strategy and the new amenities we will be bringing on-line, we are confident we will see significant improvement within our gaming segment.”

Adjusted EBITDA Reconciliation
(unaudited, in millions)
Three Months Ended:	09/30/2012	06/30/2012
Net loss	($86.8)	($81.5)
Interest, net	$37.3	$35.0
Depreciation and amortization	$13.7	$10.8

EBITDA	($35.8)	($35.7)
Opening and related start-up costs, net	$24.0	$17.2
Normalized table games hold adjustment	$4.0	$0.0
Normalized additional real estate tax assessment	($4.4)	($4.4)

Adjusted EBITDA	($12.2)	($22.9)

Non-GAAP measure – adjusted EBITDA

Adjusted EBITDA is used by management as the primary measure of the operating performance. Adjusted EBITDA is calculated as the net income (loss) attributable to the Company before interest, income taxes, depreciation and amortization, pre-opening expenses, non-recurring opening and related start-up costs which included entertainment, marketing, operating, legal and payroll related expenses. Management has presented adjusted EBITDA information as a supplemental disclosure to the reported US GAAP measures because it believes that this measure is widely used to assess the operating performance in the gaming and hospitality industry. Management utilized Adjusted EBITDA in measuring compliance with its debt covenants. Certain items excluded from adjusted EBITDA may be recurring in nature and should not be disregarded in the evaluation of our earnings performance. However, management believes that the exclusion of such items provides a meaningful analysis of current results and trends as these items can vary significantly depending on specific underlying transactions or events that may not be comparable between the periods being presented. Adjusted EBITDA should not be construed as an alternative to operating income or net income, as an indicator of our performance; or as an alternative to cash flows from operating activities, as a measure of liquidity; or as any other measure determined in accordance with US GAAP. Also, other companies in the gaming and hospitality industry that report adjusted EBITDA information may calculate adjusted EBITDA in a different manner.

Revel is a new destination for uncommon recreation. The beachfront resort is smoke-free and features 1,399 rooms with sweeping ocean views. Designed to embrace its natural surroundings, Revel curates a collection of daylife and nightlife experiences crafted to bring the outside in and the inside out. Indoor and outdoor pools, gardens, lounges and a 32,000-square-foot spa provide guests with a relaxing resort, while an outstanding collection of 14 restaurant concepts from award-winning chefs and restaurateurs, live entertainment featuring marquee acts and international artists, nightclubs, an oceanfront dayclub, a casino that feels like a theatre and a collection of boutiques in The Row tailor to each guest’s passions.

Revel is located on the Boardwalk at Connecticut Avenue in Atlantic City, New Jersey. Additional information about the Company and Revel Entertainment Group, LLC is available at www.revelresorts.com.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this release contains statements that are forward-looking, including, but not limited to, statements relating to the Company’s future plans and expectations of future results of operations and financial condition. Any statements contained in this release that are not statements of historical fact may be deemed to be forward-looking statements. These statements can be identified by the use of forward-looking terminology such as “believes,” “estimates,” “expects,” “intends,” “may,” “will,” “should,” “guidance” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties.

Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they are inherently subject to risks, uncertainties and assumptions about the Company’s subsidiaries and the Company, and you should not place undue reliance on such forward-looking statements. The Company’s forward-looking statements are qualified in their entirety by reference to the factors listed immediately below.

Important factors that could cause actual results to differ materially from the forward-looking statements include, without limitation, risks related to the following: the Company’s failure to satisfy the conditions precedent to the funding of remaining components of the financing for Revel; development costs of Revel, which could be higher than expected; the Company’s substantial leverage and debt obligations; restrictions imposed by the Company’s debt agreements including certain financial maintenance covenants, and the Company’s ability to satisfy those covenants; the Company’s limited operating history and difficulties frequently encountered by companies in early stages of substantial real estate development and gaming projects or the establishment of a new business enterprise; the Company’s ability to generate sufficient revenues or cash flow to meet the Company’s operating needs or other obligations; the Company’s dependence, as a holding company, upon the operations of its subsidiaries; the Company’s dependence on a single property and a single gaming market; the availability and sufficiency of the Company’s insurance coverage; the Company’s operational strategy, which differs from that of many existing local competitors; the Company’s dependence on its Chief Executive Officer, Kevin DeSanctis, and other key personnel; continued declines in gaming revenues and gross gaming profits for Atlantic City casinos; continued weakness and further weakening in global economic conditions and the financial and credit markets; other economic, competitive, demographic, business and other conditions in the Company’s local and regional markets; extensive regulation from governmental authorities, including gaming authorities, and adverse changes or developments in laws or regulations; the ability of the Company’s management stockholders to exert significant control over the Company’s future direction; terms of certain agreements between the Company and the holders of the Company’s outstanding warrants, which prohibit the Company from taking certain actions without the prior consent of the warrant holders or the directors designated by the warrant holders or at all, and provide certain other rights which could impede the Company’s ability to raise additional equity capital or take certain other actions; and other risks detailed in the Company’s filings with the Securities and Exchange Commission, which are available at www.sec.gov.

All subsequent written and oral forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements included in this release. The Company undertakes no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Revel Entertainment Group, LLC
Michael C. Garrity, CFA
Chief Investment Officer
(609) 572-6065

or

JCIR

Joseph Jaffoni, Richard Land

(212) 835-8500

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